Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Tuesday, October 23, 2018
Executive Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS RECORD THIRD QUARTER RESULTS

STRONG CASH FLOWS PROVIDE FOR $100 MILLION DEBT REDUCTION

NORTHBROOK, IL — October 23, 2018 — KapStone Paper and Packaging Corporation (NYSE:KS) today reported record results for the third quarter ended September 30, 2018. As compared to 2017’s third quarter, results for 2018’s third quarter are below:

•                  Net sales of $894 million up $25 million, or 3 percent

•                  Net income of $73 million up $42 million, or 142 percent

•                  Diluted EPS of $0.72 up $0.42 per share, or 140 percent

Non U.S. GAAP financial measures for the 2018 third quarter compared to 2017 are as follows:

•                  Adjusted EBITDA of $163 million up $42 million, or 35 percent

•                  Adjusted net income of $78 million up $40 million, or 104 percent

•                  Adjusted diluted EPS of $0.78 up $0.39 per share, or 100 percent

Matt Kaplan, President and Chief Executive Officer, stated, “I’m extremely proud of our record third quarter results which reflect continued higher prices, good demand and excellent operating performance despite Hurricane Florence’s $6 million EBITDA impact.  In addition, we successfully completed our once every five years cold mill maintenance outage at Longview.

“Our balance sheet has strengthened substantially in the past year.  Record operating cash flows enabled us to reduce our debt by over $100 million from June 30, 2018, and our bank debt to EBITDA leverage ratio is now 2.33, a significant improvement from a year ago.

“Victory Packaging, our distribution business, had a seasonally strong third quarter and is expecting a strong finish for 2018.”

Third Quarter Operating Highlights

Consolidated net sales of $894 million in the third quarter of 2018 increased by $25 million, or 3 percent, compared to $868 million for the 2017 third quarter. The increase in net sales is primarily due to higher prices, partially offset by lower sales volume. The Company sold 702,000 tons of paper during the third quarter of 2018 compared to 735,000 tons a year earlier. The Company’s average mill selling price of $756 per ton in the third quarter of 2018 increased by $58 per ton, or about 8 percent, compared to the third quarter of 2017 due to higher prices for most products and a favorable product mix. Mill selling prices increased by $20 per ton, or nearly 3 percent, compared to the second quarter of 2018.

Net income of $73 million for the 2018 third quarter increased by $42 million, or 142 percent, compared to the 2017 third quarter. The higher earnings primarily reflects:

•                  Higher selling prices and a better product mix of $41 million;

•                  Improved productivity and lower spending generated $9 million of benefits;

•                  Planned maintenance costs were $4 million lower than the prior year;

•                  Lower recycled fiber costs of $14 million; and

•                  A lower effective income tax rate resulting from the passage of the Tax Cuts and Jobs Act passed in December 2017.

The above items were partially offset by:

•                  WestRock merger related expenses of $5 million;

•                  Inflation of $12 million driven by higher virgin fiber, freight and compensation costs;

•                  Hurricane Florence idled our Charleston mill for five days with a negative impact of $6 million; and

•                  $7 million of higher management incentives due to higher earnings.

Cash Flow and Working Capital

Cash and cash equivalents of $22 million as of September 30, 2018, increased by $13 million from June 30, 2018.  Operating activities provided $156 million during the third quarter. Investing activities used $32 million and financing activities used $110 million of cash in the current quarter, reflecting a $75 million debt prepayment, $25 million of other debt reductions and a $10 million quarterly dividend payment.

On August 30, 2018, our Board of Directors approved a regular $0.10 per share cash dividend which was paid on October 11th.

At September 30, 2018, the Company had approximately $501 million of working capital and $484 million of revolver borrowing capacity. The Company’s net debt to EBITDA ratio as defined by our credit agreement decreased to 2.33 times at September 30, 2018, down from 3.87 times a year ago.

KapStone and WestRock are targeting completing the proposed merger by the end of the calendar year 2018, subject to satisfaction or waiver of the closing conditions in the merger agreement.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company has four paper mills, 22 converting plants and over 60 distribution centers. The business has approximately 6,300 employees.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions; (2) market and economic factors; (3) results of legal proceedings and compliance costs; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs; (7) managing labor relations; (8) realizing the synergies and benefits of strategic investments; (9) unanticipated business interruptions; and (10) the ability of KapStone and WestRock to receive the required regulatory approvals for the proposed acquisition of KapStone by WestRock (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction) and to satisfy the other conditions to the closing of the proposed transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement; negative effects of the announcement or the consummation of the transaction on the market price of WestRock’s or KapStone’s common stock and/or on their respective businesses, financial conditions, results of operations and financial performance; risks relating to the value of the Whiskey Holdco, Inc. shares that may be issued in the transaction, significant transaction costs and/or unknown liabilities; the possibility that the anticipated benefits from the proposed transaction cannot be realized in full or at all or may take longer to realize than expected; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; risks associated with transaction-related litigation; the possibility that costs or difficulties related to the integration of KapStone’s operations with those of WestRock will be greater than expected; the outcome of legally required consultation with employees or other employee representatives; and the ability of KapStone and the combined company to retain and hire key personnel. There can be no assurance that the proposed transaction will in fact be consummated in the manner described or at all. Further information on these and other risks and uncertainties is provided under Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended Sept. 30,
	2018	2017	2018	2017

Net sales	$893,595	$868,418	$2,605,526	$2,456,978

Cost and expenses:
Cost of sales, excluding depreciation and amortization	593,231	613,997	1,781,741	1,770,536
Depreciation and amortization	45,129	47,462	138,823	138,864
Plant closure costs	—	8,967	1,752	8,967
Freight and distribution expenses	82,158	77,043	236,997	225,671
Selling, general and administrative expenses	61,721	62,767	192,826	196,565
Merger expenses	4,590	—	20,490	—
Gain on sale of property	(680)	—	(8,133)	—
Operating income	107,446	58,182	241,030	116,375

Foreign exchange (gain) / loss	(187)	(415)	760	(1,501)
Non operating pension and postretirement income	(3,092)	(1,563)	(9,275)	(4,689)
Equity method investment income	(311)	(671)	(1,551)	(1,377)
Loss on debt extinguishment	456	631	456	631
Interest expense, net	15,865	15,164	45,921	38,205
Income before provision for income taxes	94,715	45,036	204,719	85,106
Provision for income taxes	22,204	15,010	46,284	29,312
Net income	$72,511	$30,026	$158,435	$55,794

Net income per share:
Basic	$0.74	$0.31	$1.62	$0.58
Diluted	$0.72	$0.30	$1.59	$0.57

Weighted-average number of shares outstanding:
Basic	97,874,258	96,931,315	97,665,114	96,811,060
Diluted	100,135,846	98,707,395	99,955,448	98,521,491

Effective income tax rate	23.4%	33.3%	22.6%	34.4%

Supplemental Information

GAAP to Non-GAAP Reconciliations

($ in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended Sept. 30,
	2018	2017	2018	2017

Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$72,511	$30,026	$158,435	$55,794
Interest expense, net	15,865	15,164	45,921	38,205
Provision for income taxes	22,204	15,010	46,284	29,312
Depreciation and amortization	45,129	47,462	138,823	138,864
EBITDA (Non-GAAP)	$155,709	$107,662	$389,463	$262,175

Acquisition, integration, start-up and other expenses	$(922)	$1,815	$2,431	$9,231
Union contract ratification cost	1,036	946	1,036	5,925
Merger expenses	4,590	—	20,490	—
Plant closure costs	—	8,967	1,752	8,967
Change in fair value of contingent consideration liability	518	(3,910)	518	(340)
Gain on sale of property / loss on asset disposals	(680)	1,960	(8,133)	1,960
Stock-based compensation expense	2,011	2,650	7,176	12,676
Loss on debt extinguishment	456	631	456	631
Accumulated EBITDA adjustments	7,009	13,059	25,726	39,050
Adjusted EBITDA (Non-GAAP)	$162,718	$120,721	$415,189	$301,225

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$72,511	$30,026	$158,435	$55,794
Accumulated EBITDA adjustments	7,009	13,059	25,726	39,050
Accumulated tax adjustments	(1,682)	(4,897)	(6,174)	(14,644)
Adjusted Net Income (Non-GAAP)	$77,838	$38,188	$177,987	$80,200

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.72	$0.30	$1.59	$0.57
Accumulated EBITDA adjustments	0.08	0.14	0.25	0.39
Accumulated tax adjustments	(0.02)	(0.05)	(0.06)	(0.15)
Adjusted Diluted EPS (Non-GAAP)	$0.78	$0.39	$1.78	$0.81

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,431	$28,065
Trade accounts receivable, net of allowances	488,007	443,462
Other receivables	17,218	23,289
Inventories	348,432	315,575
Prepaid expenses and other current assets	18,177	17,470
Total current assets	894,265	827,861

Plant, property and equipment, net	1,456,648	1,453,607
Other assets	27,760	24,431
Intangible assets, net	274,243	297,475
Goodwill	720,611	720,611
Total assets	$3,373,527	$3,323,985

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$—	$—
Other current borrowings	2,272	—
Other financial obligations	1,123	30
Dividend payable	10,392	10,302
Accounts payable	210,098	199,574
Accrued expenses	85,948	105,951
Accrued compensation costs	82,457	75,215
Accrued income taxes	528	31,458
Total current liabilities	392,818	422,530

Long-term debt, net of current portion	1,309,486	1,374,502
Long-term financing obligations	91,794	82,199
Capital lease obligation	4,570	4,595
Pension and post-retirement benefits	5,574	14,196
Deferred income taxes	254,968	252,101
Other liabilities	32,471	36,848
Total other liabilities	1,698,863	1,764,441

Stockholders’ equity:
Common stock $0.0001 par value	10	10
Additional paid-in capital	306,711	291,629
Retained earnings	1,022,942	894,061
Accumulated other comprehensive loss	(47,817)	(48,686)
Total stockholders’ equity	1,281,846	1,137,014
Total liabilities and stockholders’ equity	$3,373,527	$3,323,985

KapStone Paper and Packaging Corporation

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended Sept. 30,
	2018	2017	2018	2017
Operating activities:
Net income	$72,511	$30,026	$158,435	$55,794
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of plant and equipment	37,385	39,718	115,591	115,710
Amortization of intangible assets	7,744	7,744	23,232	23,154
Stock-based compensation expense	2,011	2,650	7,176	12,676
Pension and postretirement	(2,568)	(745)	(7,650)	(1,971)
Amortization of debt issuance costs	1,203	1,199	3,553	3,557
Loss on debt extinguishment	456	631	456	631
Loss on disposal of fixed assets	474	2,799	1,499	3,785
Deferred income taxes	207	(7,768)	2,633	(6,240)
Change in fair value of contingent consideration liability	518	(3,910)	518	(340)
Equity method investments income, net of cash received	749	365	455	473
Plant closure costs	—	8,043	793	8,043
Provision for bad debts	322	2,012	1,180	2,926
Gain on sale of property	(680)	—	(8,133)	—
Multiemployer pension plan withdrawal expense	—	—	226	—
Changes in operating assets and liabilities	35,549	43,658	(111,068)	(42,279)
Net cash provided by operating activities	$155,881	$126,422	$188,896	$175,919

Investing activities:
Capital expenditures	(33,334)	(34,234)	(111,739)	(108,012)
Proceeds from the sale of property	1,039	—	15,720	—
API acquisition	—	—	—	(33,500)
Net cash used in investing activities	$(32,295)	$(34,234)	$(96,019)	$(141,512)

Financing activities:
Proceeds from revolving credit facility	$28,000	$79,000	$270,000	$347,500
Repayments on revolving credit facility	(53,000)	(98,500)	(270,000)	(345,000)
Proceeds from receivables credit facility	9,873	24,854	45,599	75,248
Repayments on receivables credit facility	(10,014)	(5,055)	(39,461)	(26,676)
Repayments on long-term debt	(75,000)	(75,000)	(75,000)	(75,000)
Repayments on other financing obligations	(275)	(271)	(812)	(282)
Proceeds from other current borrowings	—	—	6,767	6,214
Payments on other current borrowings	(2,256)	(2,071)	(4,495)	(4,130)
Payment of loan amendment costs	—	(1,301)	(162)	(1,488)
Cash dividends paid	(9,781)	(9,683)	(29,253)	(29,026)
Payment of withholding taxes on vested stock awards	(52)	(996)	(1,957)	(1,871)
Proceeds from exercises of stock options	1,759	188	8,927	1,041
Proceeds from issuance of shares to ESPP	442	485	936	972
Payment of Victory Packaging contingent consideration	—	—	(9,600)	—
Net cash provided by financing activities	$(110,304)	$(88,350)	$(98,511)	$(52,498)

Net increase (decrease) in cash and cash equivalents	13,282	3,838	(5,634)	(18,091)
Cash and cash equivalents-beginning of period	9,149	7,456	28,065	29,385
Cash and cash equivalents-end of period	$22,431	$11,294	$22,431	$11,294

KapStone Paper and Packaging Corporation

Operating Segment Information

(In thousands)

(Unaudited)

	Net Sales			Operating	Depreciation		Total Assets
Three Months Ended September 30, 2018	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures	at Sept. 30, 2018
Paper and Packaging	$632,406	$20,201	$652,607	$109,695	$37,880	$32,586	$2,657,300
Distribution	261,189	—	261,189	11,793	5,757	67	672,321
Corporate	—	—	—	(14,042)	1,492	681	43,906
Intersegment eliminations	—	(20,201)	(20,201)	—	—	—	—
	$893,595	$—	$893,595	$107,446	$45,129	$33,334	$3,373,527

	Net Sales			Operating	Depreciation		Total Assets
Three Months Ended September 30, 2017	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures	at Sept. 30, 2017
Paper and Packaging	$617,255	$21,234	$638,489	$61,871	$39,727	$32,154	$2,647,034
Distribution	251,163	—	251,163	5,776	5,864	118	684,740
Corporate	—	—	—	(9,465)	1,871	1,962	35,503
Intersegment eliminations	—	(21,234)	(21,234)	—	—	—	—
	$868,418	$—	$868,418	$58,182	$47,462	$34,234	$3,367,277

	Net Sales			Segment Operating	Depreciation
Nine Months Ended September 30, 2018	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures
Paper and Packaging	$1,848,026	$59,819	$1,907,845	$268,545	$116,356	$107,376
Distribution	757,500	—	757,500	27,082	17,575	973
Corporate	—	—	—	(54,597)	4,892	3,390
Intersegment eliminations	—	(59,819)	(59,819)	—	—	—
	$2,605,526	$—	$2,605,526	$241,030	$138,823	$111,739

	Net Sales			Segment Operating	Depreciation
Nine Months Ended September 30, 2017	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures
Paper and Packaging	$1,726,816	$68,112	$1,794,928	$137,320	$115,325	$101,695
Distribution	730,162	—	730,162	19,158	17,814	1,861
Corporate	—	—	—	(40,103)	5,725	4,456
Intersegment eliminations	—	(68,112)	(68,112)	—	—	—
	$2,456,978	$—	$2,456,978	$116,375	$138,864	$108,012

KapStone Paper and Packaging Corporation

Operating Segment EBITDA and Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended Sept. 30,
Paper and Packaging	2018	2017	2018	2017
Segment operating income	$109,695	$61,871	$268,545	$137,320
Equity method investments income	(311)	(671)	(1,551)	(1,377)
Foreign exchange loss / (gain)	70	(173)	551	(809)
Non operating pension and postretirement income	(3,092)	(1,563)	(9,275)	(4,689)
Loss on debt extinguishment	456	—	456	—
Depreciation and amortization	37,880	39,727	116,356	115,325
EBITDA	150,452	104,005	394,720	259,520
Acquisition, integration, start-up and other expenses	948	988	3,655	5,340
Gain on sale of property / loss on asset disposals	(680)	645	(8,133)	645
Plant closure costs	—	8,967	1,752	8,967
Loss on debt extinguishment	456	—	456	—
Union contract ratification costs	1,036	946	1,036	5,925
Adjusted EBITDA	$152,212	$115,551	$393,486	$280,397
Adjusted EBITDA margin	23.3%	18.1%	20.6%	15.6%

	Quarter Ended September 30,		Nine Months Ended Sept. 30,
Distribution	2018	2017	2018	2017
Segment operating income	$11,793	$5,776	$27,082	$19,158
Foreign exchange (gain) / loss	(257)	(242)	209	(692)
Depreciation and amortization	5,757	5,864	17,575	17,814
EBITDA	17,807	11,882	44,448	37,664
Gain on sale of property / loss on asset disposals	—	1,315	—	1,315
Acquisition, integration, start-up and other expenses	(1,637)	51	(1,511)	1,714
Adjusted EBITDA	$16,170	$13,248	$42,937	$40,693
Adjusted EBITDA margin	6.2%	5.3%	5.7%	5.6%

	Quarter Ended September 30,		Nine Months Ended Sept. 30,
Corporate	2018	2017	2018	2017
Segment operating (loss)	$(14,042)	$(9,465)	$(54,597)	$(40,103)
Loss on debt extinguishment	—	631	—	631
Depreciation and amortization	1,492	1,871	4,892	5,725
EBITDA	(12,550)	(8,225)	(49,705)	(35,009)
Stock-based compensation expense	2,011	2,650	7,176	12,676
Acquisition, integration, start-up and other expenses	(233)	776	287	2,177
Change in fair value of contingent consideration liability	518	(3,910)	518	(340)
Loss on debt extinguishment	—	631	—	631
Merger expenses	4,590	—	20,490	—
Adjusted EBITDA	$(5,664)	$(8,078)	$(21,234)	$(19,865)

	Quarter Ended September 30,		Nine Months Ended Sept. 30,
Consolidated	2018	2017	2018	2017
Segment operating income	$107,446	$58,182	$241,030	$116,375
Equity method investments income	(311)	(671)	(1,551)	(1,377)
Foreign exchange (gain) / loss	(187)	(415)	760	(1,501)
Non operating pension and postretirement income	(3,092)	(1,563)	(9,275)	(4,689)
Loss on debt extinguishment	456	631	456	631
Depreciation and amortization	45,129	47,462	138,823	138,864
EBITDA	155,709	107,662	389,463	262,175
Stock-based compensation expense	2,011	2,650	7,176	12,676
Acquisition, integration, start-up and other expenses	(922)	1,815	2,431	9,231
Union contract ratification costs	1,036	946	1,036	5,925
Plant closure costs	—	8,967	1,752	8,967
Loss on debt extinguishment	456	631	456	631
Change in fair value of contingent consideration liability	518	(3,910)	518	(340)
Gain on sale of property / loss on asset disposals	(680)	1,960	(8,133)	1,960
Merger expenses	4,590	—	20,490	—
Adjusted EBITDA	$162,718	$120,721	$415,189	$301,225